EXHIBIT 4.110


This is page 1 of 16 pages of a subscription agreement and related appendixes, schedules and forms. Collectively, these pages together are referred to as the "Subscription Agreement".




                                AMADOR GOLD CORP.
                             SUBSCRIPTION AGREEMENT
                            INSTRUCTIONS TO PURCHASER

1. All purchasers complete all the information in the boxes on page 2 and sign where indicated with an "X".

2. If you are an "accredited investor" in British Columbia or Ontario, then complete the "Accredited Investor Questionnaire" that starts on page 5. The purpose of the questionnaire is to determine whether you meet the standards for participation in a private placement under section 2.3 of National Instrument 45-106.

3. If you are not an individual (that is, the Purchaser is a corporation, partnership, trust or entity other than an individual or if you are a portfolio manager), then complete and sign the "Corporate Placee Registration Form" (Form 4C) that starts on page 8.

                                PRIVATE PLACEMENT
                             SUBSCRIPTION AGREEMENT

TO:      AMADOR GOLD CORP. (the "Issuer"), of Vancouver, B.C.

Subject and pursuant to the terms set out in the Terms on pages 3 to 4, the General Provisions on pages 10 to 16 and the other schedules and appendixes incorporated by reference, the Purchaser hereby irrevocably subscribes for, and on Closing will purchase from the Issuer, the following securities at the following price:

                     SUBSCRIPTION AND SUBSCRIBER INFORMATION

PLEASE PRINT ALL INFORMATION (OTHER THAN SIGNATURES), AS APPLICABLE, IN THE SPACE PROVIDED BELOW

                                         Number of Units:                X $0.15
---------------------------------------                  -----------------------
(Name of Subscriber)
                                                           =
Account Reference (if applicable):
_______________________________________  Aggregate Subscription Price:

By: ___________________________________  ---------------------------------------
    Authorized Signature                      (the "SUBSCRIPTION PRICE")

By signing, the Purchaser agrees to disclosure of all information contained herein to the Exchange and the collection, use and disclosure of the information contained herein for the purposes described in Appendix 6B of the Exchange Rules or as otherwise identified by the Exchange from time to time.
--------------------------------------------------------------------------------

--------------------------------------------------------------------
(Official  Capacity or Title - if the Subscriber is not an individual)

--------------------------------------------------------------------
(Name of individual whose signature appears above if different than the name of the subscriber printed above.)

--------------------------------------------------------------------
(Subscriber's Address, including Municipality and Province)

---------------------------------------------------------------------
(Telephone Number)                             (Email Address)

--------------------------------------------------------------------------------
IF THE SUBSCRIBER IS SIGNING AS AGENT FOR A PRINCIPAL (BENEFICIAL PURCHASER) AND IS NOT PURCHASING AS TRUSTEE OR AGENT FOR ACCOUNTS FULLY MANAGED BY IT, COMPLETE THE FOLLOWING:

-------------------------------------------------------------------
  (Name of Principal)

-------------------------------------------------------------------
  (Principal's Address)

NUMBER AND KIND OF SECURITIES OF THE CORPORATION HELD, DIRECTLY (Subscriber's Address, including Municipality and Province) OR INDIRECTLY, IF ANY:

--------------------------------------------------------------------------------


ACCOUNT REGISTRATION INFORMATION:
--------------------------------

-------------------------------------------------------------------
(Name)

-------------------------------------------------------------------
(Account Reference, if applicable)

-------------------------------------------------------------------
(Address, including Postal Code)


-------------------------------------------------------------------

DELIVERY INSTRUCTIONS AS SET FORTH BELOW:
----------------------------------------

-------------------------------------------------------------------
(Name)

-------------------------------------------------------------------
(Account Reference, if applicable)

-------------------------------------------------------------------
(Address)

-------------------------------------------------------------------
(Contact Name)    (Telephone Number)

-------------------------------------------------------------------
The Company hereby accepts the subscription for Units as set forth herein (including all applicable schedules) this ___ day of April, 2006.

         AMADOR GOLD CORP.



Per: --------------------------------------------------------------
         Authorized Signing Officer

--------------------------------------------------------------------------------

 1.  State whether Subscriber is an insider of the Corporation:

       Yes [_]                  No [_]

 2.  State whether Subscriber is a member of the Pro Group:

       Yes [_]                  No [_]
--------------------------------------------------------------------------------

By signing this acceptance, the Issuer agrees to be bound by the Terms on pages 3 to 4, the General Provisions on pages 10 to 16 and the other schedules and appendixes incorporated by reference.

Subscription Agreement (with related appendixes, schedules and forms)

                                      TERMS

REFERENCE DATE OF THIS AGREEMENT           March 30, 2006 (the "Agreement Date")

                                  THE OFFERING

THE ISSUER                                 AMADOR GOLD CORP.

THE OFFERING                               The   offering    consists   of   non
                                           flow-through units (the "Units") at a
                                           price   of   $0.15   per   Unit   and
                                           flow-through  units  at  a  price  of
                                           $0.15.

PURCHASED SECURITIES                       The "Purchased Securities" herein are
                                           Units.  Each  Unit  consists  of  one
                                           previously  unissued non flow-through
                                           common     share,     as    presently
                                           constituted (a "Share") and one share
                                           purchase warrant (a "Warrant") of the
                                           Issuer. Each Warrant will entitle the
                                           holder, on exercise,  to purchase one
                                           additional common share of the Issuer
                                           (a  "Warrant  Share") for a period of
                                           two  years  from the date of issue of
                                           the  warrant  at a price of CAD $0.20
                                           per Warrant Share.

PRICE                                      CAD $0.15 per Unit

WARRANTS                                   The  Warrants   will  be  issued  and
                                           registered   in  the   name   of  the
                                           purchasers or their nominees.

                                           The       Warrants       will      be
                                           non-transferable.

                                           The  certificates   representing  the
                                           Warrants  will,  among other  things,
                                           include     provisions     for    the
                                           appropriate  adjustment in the class,
                                           number  and  price  of  the   Warrant
                                           Shares  issued  upon  exercise of the
                                           Warrants   upon  the   occurrence  of
                                           certain    events,    including   any
                                           subdivision,     consolidation     or
                                           reclassification   of  the   Issuer's
                                           common  shares,  the payment of stock
                                           dividends and the amalgamation of the
                                           Issuer.

                                           The  issue of the  Warrants  will not
                                           restrict  or prevent  the Issuer from
                                           obtaining  any  other  financing,  or
                                           from issuing additional securities or
                                           rights,   during  the  period  within
                                           which the Warrants may be exercised.

SELLING JURISDICTIONS                      The  Units  may be  sold  in  British
                                           Columbia,   Ontario  and  in  certain
                                           "offshore"    jurisdictions   outside
                                           Canada  and the  United  States  (the
                                           "Selling      Jurisdictions")      in
                                           accordance  with  the  provisions  of
                                           this Subscription Agreement.

EXEMPTIONS                                 The   Offering   will   be   made  in
                                           accordance   with   the   "Accredited
                                           Investor"    exemption    from    the
                                           prospectus  requirements (section 2.3
                                           of National Instrument 45-106) or the
                                           "Family,    Friends   and    Business
                                           Associates"    exemption   from   the
                                           prospectus  requirements (section 2.5
                                           of National Instrument 45-106).

RESALE RESTRICTIONS AND LEGENDS            (ALL The  Securities  will be subject
                                           to a  four  month  hold  period  that
                                           starts to PURCHASERS) run on Closing.

                                           The Purchaser  acknowledges  that the
                                           certificates     representing     the
                                           Securities  will  bear the  following
                                           legends:

                                                    "UNLESS    PERMITTED   UNDER
                                                    SECURITIES LEGISLATION,  THE
                                                    HOLDER  OF  THE   SECURITIES
                                                    SHALL    NOT    TRADE    THE
                                                    SECURITIES BEFORE [date that
                                                    is  four  months  and  a day
                                                    after the Closing.]."

                                                    "Without    prior    written
                                                    approval  of the TSX Venture
                                                    Exchange and compliance with
                                                    all  applicable   securities
                                                    legislation,  the securities
                                                    presented       by      this
                                                    certificate may not be sold,
                                                    transferred, hypothecated or
                                                    otherwise   traded   on   or
                                                    through  the  facilities  of
                                                    the TSX Venture  Exchange or
                                                    otherwise in Canada or to or
                                                    for   the   benefit   of   a
                                                    Canadian    resident   until
                                                    [insert  the date  following
                                                    the fourth  month  after the
                                                    distribution]."

                                           Purchasers  are  advised  to  consult
                                           with  their  own  legal   counsel  or
                                           advisors  to  determine   the  resale
                                           restrictions  that may be  applicable
                                           to them.

CLOSING DATE                               The  closing  of  the  Offering  (the
                                           "Closing")  will take place in one or
                                           more  Closings,  at the discretion of
                                           the  Issuer.  The  Closing  will take
                                           place within 5 days after approval by
                                           the  TSX  Venture  Exchange,   unless
                                           otherwise  agreed  between the Issuer
                                           and the Purchaser.

ADDITIONAL DEFINITIONS                     In the  Subscription  Agreement,  the
                                           following  words  have the  following
                                           meanings unless otherwise indicated:

                                           (a)      "Securities"    means    the
                                                    Shares, the Warrants and the
                                                    Warrant Shares;

                                           (b)      "Warrants"    includes   the
                                                    certificates    representing
                                                    the Warrants.

                                   THE ISSUER

JURISDICTION OF ORGANIZATION               The Issuer is incorporated  under the
                                           laws of the British Columbia.

AUTHORIZED CAPITAL                         The authorized  capital of the Issuer
                                           consists  of an  unlimited  number of
                                           common shares without par value.

STOCK EXCHANGE LISTINGS                    Shares of the  Issuer  are  listed on
                                           the   TSX   Venture   Exchange   (the
                                           "Exchange").

"SECURITIES LEGISLATION APPLICABLE TO      The      "Securities      Legislation
THE ISSUER"                                Applicable  to the  Issuer"  are  the
                                           SECURITIES ACT (British Columbia) and
                                           the  SECURITIES ACT (Alberta) and the
                                           "Commissions  with  Jurisdiction over
                                           the Issuer" are the British  Columbia
                                           Securities Commission and the Alberta
                                           Securities Commission.

                                  END OF TERMS

                        ACCREDITED INVESTOR QUESTIONNAIRE

(Capitalized terms not specifically defined in this Questionnaire have the meaning ascribed to them in the Subscription Agreement to which this Schedule is attached.)

In  connection  with the execution of the  Subscription  Agreement to which this
Schedule is attached, the undersigned (the "Purchaser") represents and warrants to the Issuer that:

IF I AM AN  INDIVIDUAL  (THAT  IS,  A  NATURAL  PERSON  AND  NOT A  CORPORATION,
PARTNERSHIP, TRUST OR OTHER ENTITY), THEN I SATISFY ONE OR MORE OF THE CATEGORIES INDICATED BELOW (PLEASE PLACE AN "X" ON THE APPROPRIATE LINES):

         ____ Category 1            an  individual  who,  either alone or with a
                                    spouse,   beneficially  owns,   directly  or
                                    indirectly,   financial   assets  having  an
                                    aggregate   realizable   value  that  before
                                    taxes,  but net of any related  liabilities,
                                    exceeds $1,000,000, where "financial assets"
                                    means  cash,  securities,  or a contract  of
                                    insurance,  a deposit  or an  evidence  of a
                                    deposit  that  is  not a  security  for  the
                                    purposes  of  securities   legislation   and
                                    "related liabilities" means (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (ii) liabilities that are secured by financial assets

         ____ Category 2            an individual  whose net income before taxes
                                    exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year

         ____ Category 3            A person  registered  under  the  securities
                                    legislation of a  jurisdiction  of Canada as
                                    an adviser  or  dealer,  other than a person
                                    registered solely as a limited market dealer
                                    registered   under   one  or   both  of  the
                                    SECURITIES  ACT (Ontario) or the  SECURITIES
                                    ACT (Newfoundland and Labrador)

         ____ Category 4            an   individual   registered   or   formerly
                                    registered under the securities  legislation
                                    of   a   jurisdiction   of   Canada   as   a
                                    representative of a person referred to in Category 3

         ____ Category 5            an  individual  who,  either alone or with a
                                    spouse,   has  net   assets   of  at   least
                                    $5,000,000

         ____ Category 6            a person that is recognized or designated by
                                    the  securities   regulatory  authority  or,
                                    except in Ontario and Quebec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta and British
                                    Columbia

         ____ Category 7            a person acting on behalf of a fully managed
                                    account  managed  by  that  person,  if that
                                    person (i) is  registered  or  authorized to
                                    carry  on  business  as an  adviser  or  the
                                    equivalent under the securities  legislation
                                    of a  jurisdiction  of  Canada  or a foreign
                                    jurisdiction,   and  (ii)  in  Ontario,   is
                                    purchasing a security that is not a security of an investment fund

IF THE PURCHASER IS NOT AN INDIVIDUAL (THAT IS, THE PURCHASER IS A CORPORATION, PARTNERSHIP, TRUST OR OTHER ENTITY OTHER THAN AN INDIVIDUAL), THEN THE PURCHASER SATISFIES ONE OR MORE OF THE CATEGORIES INDICATED BELOW (PLEASE PLACE AN "X" ON THE APPROPRIATE LINES):

INSTITUTIONAL INVESTORS

         ____ Category 8            A person  in  respect  of  which  all of the
                                    owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors

         ____ Category 9            An association  governed by the  COOPERATIVE
                                    CREDIT  ASSOCIATION  S  ACT  (Canada)  or  a
                                    central cooperative credit society for which
                                    an order has been made under section  473(1)
                                    of that Act,  or a bank,  loan  corporation,
                                    trust company, trust corporation,  insurance
                                    company,   treasury  branch,  credit  union,
                                    caisse   populaire,    financial    services
                                    cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada, or a bank named in Schedule I, II or III of the BANK Act (Canada)

         ____ Category 10           the  Business  Development  Bank  of  Canada
                                    incorporated under the BUSINESS  DEVELOPMENT
                                    BANK OF CANADA ACT (Canada)

         ____ Category 11           a  subsidiary  of any person  referred to in
                                    Categories 9 or 10, if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary

         ____ Category 12           a pension  fund that is  regulated by either
                                    the   Office   of  the   Superintendent   of
                                    Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada

         ____ Category 13           a  trust   company   or  trust   corporation
                                    registered   or   authorized   to  carry  on
                                    business  under the TRUST AND LOAN COMPANIES
                                    ACT (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be

GOVERNMENT ORGANIZATIONS

         ____ Category 14           the  government of Canada or a  jurisdiction
                                    of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada

         ____ Category 15           a  municipality,  public board or commission
                                    in Canada and a metropolitan community, school board, the Comite de gestion de la taxe scolaire de l'ile de Montreal or an intermunicipal management board in Quebec

         ____ Category 16           any national,  federal,  state,  provincial,
                                    territorial or municipal government of or in any foreign jurisdiction, or any agency of that government

OTHER CORPORATIONS, PARTNERSHIPS, TRUSTS & CHARITIES

         ____ Category 17           a  registered  charity  under the INCOME TAX
                                    ACT (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded

         ____ Category 18           a  person,   other  than  an  individual  or
                                    investment  fund,  that has net assets of at
                                    least   $5,000,000  as  shown  on  its  most
                                    recently prepared financial statements

         ____ Category 19           an investment  fund that  distributes or has
                                    distributed  its  securities  only to: (i) a
                                    person that is or was an accredited investor
                                    at  the  time  of the  distribution,  (ii) a
                                    person that acquires or acquired  securities
                                    in the circumstances referred to in sections
                                    2.10 [MINIMUM  AMOUNT  INVESTMENT]  and 2.19
                                    [ADDITIONAL    INVESTMENT    IN   INVESTMENT
                                    FUNDS]of  National   Instrument  45-106,  or
                                    (iii) a person described in paragraph (i) or
                                    (ii) that  acquires or  acquired  securities
                                    under   section   2.8    [INVESTMENT    FUND
                                    REINVESTMENT] of National Instrument 45-106

         ____ Category 20           an investment  fund that  distributes or has
                                    distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, as issued a receipt

         ____ Category 21           an  investment  fund  that is  advised  by a
                                    person registered as an advisor or a person that is exempt from registration as an advisor

         ____ Category 22           any   entity    organized   in   a   foreign
                                    jurisdiction that is analogous to any of the entities referred to in Category 3 and Categories 9 through 12 in form and function

The statements made in this Questionnaire are true and accurate to the best of my information and belief and I will promptly notify the Issuer of any changes in the answers.

Dated _______________ 2006.

                        X_______________________________________________________
                        Signature of individual (if Purchaser IS an individual)

                        X_______________________________________________________
                        Authorized signatory (if Purchaser is NOT an individual)

                        ________________________________________________________
                        Name of Purchaser (PLEASE PRINT)

                        ________________________________________________________
                        Name of authorized signatory (PLEASE PRINT)

                        ________________________________________________________
                        Official capacity of authorized signatory (PLEASE PRINT)

                                     FORM 4C
                       CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the "Placee") need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) with the Exchange.

         1.       Placee Information:

                  (a)      Name:

                           _____________________________________________________

                  (b)      Complete Address:

                           _____________________________________________________

                  (c)      Jurisdiction of Incorporation or Creation:

                           _____________________________________________________

         2.       (a)      Is the Placee  purchasing  securities  as a portfolio
                           manager (Yes/No)?

                  (b) Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)?

         3. If the answer to 2(b) above was "Yes", the undersigned certifies that:

                  (a) It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

                  (b) it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in ____________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

                  (c) it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

                  (d) the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

                  (e) it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing

         4. If the answer to 2(a). above was "No", please provide the names and addresses of control persons of the Placee:

----------------------- ---------------- ----------------------- ---------------

         NAME                CITY          PROVINCE OR STATE        COUNTRY
----------------------- ---------------- ----------------------- ---------------

----------------------- ---------------- ----------------------- ---------------

----------------------- ---------------- ----------------------- ---------------

----------------------- ---------------- ----------------------- ---------------

----------------------- ---------------- ----------------------- ---------------

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the SECURITIES ACT (British Columbia) and sections 176 and 182 of the SECURITIES ACT (Alberta).

Dated at ________________ on _________________.




                        X_______________________________________________________
                        (Name of Purchaser - PLEASE PRINT)


                        X_______________________________________________________
                        (Authorized Signature)


                        ________________________________________________________
                        (Official Capacity -PLEASE PRINT)


                        ________________________________________________________
                        (Name of individual whose signature appears above - PLEASE PRINT)


                          THIS IS NOT A PUBLIC DOCUMENT

                               GENERAL PROVISIONS

1.       DEFINITIONS

         1.1 In the Subscription Agreement (including the first (cover) page, the Terms on pages 3 to 4, the General Provisions on pages 10 to 16 and the other schedules and appendixes incorporated by reference), the following words have the following meanings unless otherwise indicated:

                  (a) "1933 Act" means the United States Securities Act of 1933, as amended;

                  (c) "Applicable Legislation" means the Securities Legislation Applicable to the Issuer (as defined on page 4) and all legislation incorporated in the definition of this term in other parts of the Subscription Agreement, together with the regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by the Commissions;

                  (e) "Closing" means the completion of the sale and purchase of the Purchased Securities;

                  (f)      "Closing Date" has the meaning assigned in the Terms;

                  (g) "Commissions" means the Commissions with Jurisdiction over the Issuer (as defined on page 4) and the securities commissions incorporated in the definition of this term in other parts of the Subscription Agreement;

                  (h)      "Exchange" has the meaning assigned in the Terms;

                  (i) "Final Closing" means the last closing under the Private Placement;

                  (j) "General Provisions" means those portions of the Subscription Agreement headed "General Provisions" and contained on pages 10 to 16;

                  (l) "Offering Memorandum" means any offering memorandum prepared by the Issuer in connection with the Private Placement, as it may be amended from time to time;

                  (n)      "Private   Placement"   means  the  offering  of  the
                           Purchased Securities on the terms and conditions of this Subscription Agreement;

                  (o) "Purchased Securities" has the meaning assigned in the Terms;

                  (r) "Regulation S" means Regulation S promulgated under the 1933 Act;

                  (s) "Regulatory Authorities" means the Commissions and the Exchange;

                  (u)      "Securities" has the meaning assigned in the Terms;

                  (v) "Subscription Agreement" means the first (cover) page, the Terms on pages 3 to 4, the General Provisions on pages 10 to 16 and the other schedules and appendixes incorporated by reference; and

                  (w) "Terms" means those portions of the Subscription Agreement headed "Terms" and contained on pages 3 to 4.

         1.2 In the Subscription Agreement, the following terms have the meanings defined in Rule 902 of Regulation S: "Directed Selling Efforts", "Foreign Issuer", "Substantial U.S. Market Interest", "U.S. Person" and "United States".

         1.3 In the Subscription Agreement, unless otherwise specified, currencies are indicated with the ISO 4217 currency code so that, as examples, Canadian dollars are indicated with the prefix "CAD", United States dollars are indicated with the prefix "USD", British pounds sterling are indicated with the prefix "GBP" and the euro is indicated with the prefix "EUR".

         1.4 In the Subscription Agreement, other words and phrases that are capitalized have the meaning assigned in the Subscription Agreement.

2.       REPRESENTATIONS AND WARRANTIES OF PURCHASER

         2.1      ACKNOWLEDGEMENTS CONCERNING OFFERING

The Purchaser acknowledges that:

                  (a)      no  securities   commission  or  similar   regulatory
                           authority has reviewed or passed on the merits of the Securities;

                  (b) there is no government or other insurance covering the Securities;

                  (c) there are risks associated with the purchase of the Securities;

                  (d) there are restrictions on the Purchaser's ability to resell the Securities and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the Securities;

                  (e) the Issuer has advised the Purchaser that the Issuer is relying on an exemption from the requirements to provide the Purchaser with a prospectus and to sell securities through a person registered to sell securities under the Applicable Legislation and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Applicable Legislation, including statutory rights of rescission or damages, will not be available to the Purchaser;

                  (f) no prospectus has been filed by the Issuer with the Commissions in connection with the issuance of the Purchased Securities, the issuance is exempted from the prospectus and registration requirements of the Applicable Legislation and:

                           (i) the Purchaser is restricted from using most of the civil remedies available under the Applicable Legislation;

                           (ii) the Purchaser may not receive information that would otherwise be required to be provided to the Purchaser under the Applicable Legislation; and

                           (iii)    the   Issuer  is   relieved   from   certain
                                    obligations that would otherwise apply under the Applicable Legislation;

                  (g) the Purchaser acknowledges that the Securities have not been registered under the 1933 Act and may not be offered or sold in the United States unless registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and that the Issuer has no obligation or present intention of filing a registration statement under the 1933 Act in respect of the Purchased Securities or any of the Securities;

                  (h) the Purchaser acknowledges that the Warrants have not been registered under the 1933 Act and may not be exercised by or on behalf of a person in the United States unless the Warrant and the underlying Warrant Shares have been registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available;

                  (i) the Purchaser acknowledges that certificates representing the Warrants, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as is no longer required under the applicable requirements of the 1933 Act or applicable state securities laws, will bear, on the face of such certificate, the following legend:

                           "THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A PERSON IN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT."

                  (j) the Purchaser acknowledges that the Warrants are non-transferable.

         2.2      REPRESENTATIONS BY ALL PURCHASERS

The Purchaser represents and warrants to the Issuer that, as at the Agreement Date and at the Closing:

                  (a) the Purchaser has received a copy of the Offering Memorandum, if any;

                  (b)      to  the  best  of  the  Purchaser's  knowledge,   the
                           Securities were not advertised;

                  (c) no person has made to the Purchaser any written or oral representations:

                           (i) that any person will resell or repurchase the Securities;

                           (ii) that any person will refund the purchase price of the Purchased Securities;

                           (iii) as to the future price or value of any of the Securities; or

                           (iv) that any of the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Securities for trading on any stock exchange, other than the Exchange;

                  (d)      the Purchaser is either:

                           (i)      an  accredited  investor  and  has  properly
                                    completed   and   delivered  an   Accredited
                                    Investor Questionnaire;  or

                           (ii)     a person or company  who is  purchasing  the
                                    Securities   as  principal  and  is:

                                    (A)      a  director,  executive  officer or
                                             control person of the Issuer, or an
                                             affiliate  of  the  Issuer;

                                    (B)      a  spouse,   parent,   grandparent,
                                             brother,   sister  or  child  of  a
                                             director,   executive   officer  or
                                             control person of the Issuer, or of
                                             an affiliate  of the Issuer;

                                    (C)      a  parent,  grandparent,   brother,
                                             sister or child of the  spouse of a
                                             director,   executive   officer  or
                                             control person of the Issuer, or of
                                             an affiliate  of the Issuer;

                                    (D)      a direct close personal friend of a
                                             director,   executive   officer  or
                                             control person of the Issuer, or of
                                             an  affiliate of the Issuer and has
                                             known such  person  well enough and
                                             for a sufficient  period of time to
                                             be  in a  position  to  assess  the
                                             capabilities and trustworthiness of
                                             that  person  and  is  not a  close
                                             personal  friend solely because the
                                             individual is a relative,  a member
                                             of    the    same     organization,
                                             association or religious  group nor
                                             because the individual is a client,
                                             customer,  former  client or former
                                             customer;

                                    (E)      a direct close  business  associate
                                             of a director, executive officer or
                                             control person of the Issuer, or of
                                             an  affiliate of the Issuer and has
                                             had   sufficient   prior   business
                                             dealings  with such person to be in
                                             a    position    to   assess    the
                                             capabilities and trustworthiness of
                                             that  person  and  is  not a  close
                                             business  associate  solely because
                                             the   individual   is   a   client,
                                             customer,  former  client or former
                                             customer;

                                    (F)      a  founder   of  the  Issuer  or  a
                                             spouse,    parent,     grandparent,
                                             brother,   sister,   child,   close
                                             personal  friend or close  business
                                             associate   of  a  founder  of  the
                                             Issuer   provided   the  friend  or
                                             business    associate    has    had
                                             sufficient  prior  dealings  or has
                                             knows such person well enough for a
                                             sufficient  period of time to be in
                                             a    position    to   assess    the
                                             capabilities and trustworthiness of
                                             the  founder  and  is  not a  close
                                             personal    friend   or    business
                                             associate    solely   because   the
                                             individual is a relative,  a member
                                             of    the    same     organization,
                                             association or religious  group nor
                                             because the individual is a client,
                                             customer,  former  client or former
                                             customer;

                                    (G)      a  parent   grandparent,   brother,
                                             sister  or child  of a spouse  of a
                                             founder of the Issuer;

                                    (H)      a person of which a majority of the
                                             voting  securities are beneficially
                                             owned  by,  or a  majority  of  the
                                             directors  are , persons  described
                                             in paragraphs (i) to (vii),  or

                                    (I)      a trust or  estate  of which all of
                                             the  beneficiaries or a majority of
                                             the  trustees  or   executors   are
                                             persons described in paragraphs (a)
                                             to (g);

                           (e) this subscription has not been solicited in any other manner contrary to the Applicable Legislation or the 1933 Act;

                           (f)      the  Purchaser  is at arm's  length (as that
                                    term  is   customarily   defined)  with  the
                                    Issuer;

                           (g) the Purchaser (or others for whom it is contracting hereunder) has been advised to consult its own legal and tax advisors with respect to applicable resale restrictions and tax considerations, and it (or others for whom it is contracting hereunder) is solely responsible for compliance with applicable resale restrictions and applicable tax legislation;

                           (h) the Purchaser has no knowledge of a "material fact" or "material change" (as those terms are defined in the Applicable Legislation) in the affairs of the Issuer that has not been generally disclosed to the public, except knowledge of this particular transaction;

                           (i) the offer made by this subscription is irrevocable (subject to the Purchaser's right to withdraw the subscription and to terminate the obligations as set out in this Agreement) and requires acceptance by the Issuer and approval of the Exchange;

                           (j) the Purchaser has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant to the Subscription Agreement and, if the Purchaser is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been given to authorize execution of this Agreement on behalf of the Purchaser;

                           (k) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Purchaser or of any agreement, written or oral, to which the Purchaser may be a party or by which the Purchaser is or may be bound;

                           (l) this Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser;

                           (m) the Purchaser has been independently advised as to the applicable hold period imposed in respect of the Securities by securities legislation in the jurisdiction in which the Purchaser resides and confirms that no representation has been made respecting the applicable hold periods for the Securities and is aware of the risks and other characteristics of the Securities and of the fact that the Purchaser may not be able to resell the Securities except in accordance with the applicable securities legislation and regulatory policies;

                           (n) the Purchaser is capable of assessing the proposed investment as a result of the Purchaser's financial and business experience or as a result of advice received from a registered person other than the Issuer or any affiliates of the Issuer; and

                           (o) if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, the Purchaser will execute, deliver, file and otherwise assist the Issuer in filing, such reports, undertakings and other documents with respect to the issue of the Securities as may be required.

         2.3      RELIANCE, INDEMNITY AND NOTIFICATION OF CHANGES

The representations and warranties in the Subscription Agreement (including the first (cover) page, the Terms on pages 3 to 4, the General Provisions on pages 10 to 16 and the other schedules and appendixes incorporated by reference) are made by the Purchaser with the intent that they be relied upon by the Issuer in determining its suitability as a purchaser of Purchased Securities, and the Purchaser hereby agrees to indemnify the Issuer against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur as a result of reliance thereon. The Purchaser undertakes to notify the Issuer immediately of any change in any representation, warranty or other information relating to the Purchaser set forth in the Subscription Agreement (including the first (cover) page, the Terms on pages 3 to 4, the General Provisions on pages 10 to 16 and the other schedules and appendixes incorporated by reference) which takes place prior to the Closing.

         2.4      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations and warranties contained in this Section will survive the Closing.

3.       REPRESENTATIONS AND WARRANTIES OF THE ISSUER

         3.1      REPRESENTATIONS AND WARRANTIES OF THE ISSUER

                  (a) the Issuer is a corporation duly incorporated and validly subsisting under the laws of British Columbia and has the corporate power and authority to enter into this Agreement and complete the transactions contemplated hereby and to own and lease its properties and assets and to conduct its business as currently conducted;

                  (b) the Issuer shall do all acts and things necessary to reserve or set aside sufficient shares in the treasury of the Issuer to enable it to issue to the Purchaser the Shares and the Warrant Shares;

                  (c) the common shares of the Company are duly listed and posted for trading on the Exchange;

                  (d) no order ceasing or suspending trading in securities of the Issuer nor prohibiting the sale of such securities has been issued to the Issuer or its directors, officers or promoters or against any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened of which the Issuer is or ought to be aware;

                  (e) the Issuer is a reporting issuer and an exchange issuer under the SECURITIES ACT (B.C.) and is not in material default of any of the requirements of the SECURITIES ACT (B.C.) or the Rules thereunder, or of any rule or requirement of the Exchange;

                  (f)      the execution, delivery and performance by the Issuer
                           of  this  Agreement  and  the   transactions   herein
                           contemplated:

                           (i) have or will have been prior to the Closing duly authorized by all necessary corporate action of the Issuer and by all necessary action of the shareholders thereof;

                           (ii) do not contravene, conflict with or cause the Issuer to be in breach or default of its memorandum or articles, or articles or by-laws, as the case may be, or of any resolution of its respective directors or shareholders, any trust deeds, debenture, loan agreements or any of its other agreements or undertakings or any judgement, decree or order to or by which it is a party to or is bound;

                  (g) at the Closing, upon payment of the purchase price, the Shares shall be duly issued and outstanding as fully paid and non-assessable, the Warrants shall be duly granted and enforceable against the Company, upon exercise of the Warrants and payment of the exercise price therefore, the Warrant Shares shall be duly issued and outstanding as fully paid and non-assessable; and

                  (h) except as qualified by the disclosure in all prospectuses, filing statements and press releases filed with the Commissions or the Exchange or the Offering Memorandum, if any, (the "Disclosure Record"), the Company is the beneficial owner of the properties, business and assets or the interests in the properties, business or assets referred to in the Disclosure Record, and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated.

         3.2      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations and warranties contained in this Section will survive the Closing.

4.       WITHDRAWAL OF SUBSCRIPTION AND CONTRACTUAL RIGHTS

The Purchaser reserves the right to withdraw this subscription and to terminate its obligations hereunder at any time before Closing.

5.       CLOSING

         5.1 The Purchaser acknowledges that, although Purchased Securities may be issued to other purchasers under the Private Placement concurrently with the Closing, there may be other sales of Purchased Securities under the Private Placement, some or all of which may close before or after the Closing. The Purchaser further acknowledges that there is a risk that insufficient funds may be raised on the Closing to fund the Issuer's objectives described in the Offering Memorandum, if any, and that further closings may not take place after the Closing.

         5.2 On or before the end of the fifth business day before the Closing Date, the Purchaser will deliver to the Issuer the Subscription Agreement and all applicable schedules and required forms, duly executed, and payment in full for the total price of the Purchased Securities to be purchased by the Purchaser.

         5.3 After Closing, the Issuer will deliver to the Purchaser the certificates representing the Purchased Securities purchased by the Purchaser registered in the name of the Purchaser or its nominee.

6.       MISCELLANEOUS

         6.1 The Purchaser agrees to sell, assign or transfer the Securities only in accordance with the requirements of applicable securities laws and any legends placed on the Securities as contemplated by the Subscription Agreement.

         6.2 The Purchaser hereby authorizes the Issuer to correct any minor errors in, or complete any minor information missing from any part of the Subscription Agreement and any other schedules, forms, certificates or documents executed by the Purchaser and delivered to the Issuer in connection with the Private Placement.

         6.3 The Issuer may rely on delivery by fax machine of an executed copy of this subscription, and acceptance by the Issuer of such faxed copy will be equally effective to create a valid and binding agreement between the Purchaser and the Issuer in accordance with the terms of the Subscription Agreement.

         6.4 Without limitation, this subscription and the transactions contemplated by this Agreement are conditional upon and subject to the Issuer's having obtained such regulatory approval of this subscription and the transactions contemplated by this Agreement as the Issuer considers necessary.

         6.5 This agreement is not assignable or transferable by the parties hereto without the express written consent of the other party to this Agreement.

         6.6      Time  is  of  the  essence  of  this  Agreement  and  will  be
                  calculated   in   accordance   with  the   provisions  of  the
                  INTERPRETATION ACT (British Columbia).

         6.7 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for in this Agreement, this Agreement contains the entire agreement between the parties with respect to the Securities and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Issuer, or by anyone else.

         6.8 The parties to this Agreement may amend this Agreement only in writing.

         6.9 This Agreement enures to the benefit of and is binding upon the parties to this Agreement and their successors and permitted assigns.

         6.10 A party to this Agreement will give all notices to or other written communications with the other party to this Agreement concerning this Agreement by hand or by registered mail addressed to the address given on page 1.

         6.11 This Agreement will be governed by and construed in accordance with the internal laws of British Columbia (without reference to its rules governing the choice or conflict of laws), and the parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of British Columbia with respect to any dispute related to this Agreement.

                 END OF GENERAL TERMS AND SUBSCRIPTION AGREEMENT